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                                                                EXHIBIT 10.20

Optionee: ______________

Option Shares: ______
       (number of shares of
        Common Stock)

Purchase Price
        per share:  $___

Date of Option Grant: _____ __, 1996

First Anniversary
        Date: _____ __, 1997

Expiration Date: _____ __, 2003



                          AMERICAN MEDCARE CORPORATION
                        INCENTIVE STOCK OPTION AGREEMENT
                              ("OPTION AGREEMENT")

                                   SECTION I
                                     GRANT

         AMERICAN MEDCARE CORPORATION ("Corporation") hereby grants to the optionee set forth above ("Optionee") an incentive stock option ("Option") within the meaning of Section 422 of the Internal Revenue Code to purchase the number of shares of common stock $.001 par value, of the Corporation set forth above (collectively "Option Shares") on the terms and conditions herein set forth and the provisions of the American Medcare Corporation 1996 Stock Option Plan, as amended from time to time ("Plan"). The purchase price of each such Option Share shall be the Purchase Price set forth above. The Option shall expire on the Expiration Date set forth above, unless sooner terminated as provided in Section III or Section X of this Option Agreement or Paragraphs V and VI of the Plan. To the extent the Option does not qualify as an incentive stock option it shall be treated as options which are not incentive stock options.

         Each term used herein shall have the same meaning as provided in the Plan unless herein otherwise provided. The Option is granted pursuant to the Plan.

                                   SECTION II
                             EXERCISE OF THE OPTION

         The Option granted hereunder may be exercised at any time and from time to time during the period commencing from the date the Option was granted until the date the Option expires provided and to the extent that this Option has vested and is exercisable as provided hereinafter and in the Plan.
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To the extent any Option Shares do not vest prior to the termination of the
Option for any reason, such Option Shares may not be acquired hereunder.

                                  SECTION III
                          EARLY TERMINATION OF OPTION

         The provisions of Sections I and II of this Option Agreement notwithstanding, this Option may not be exercised in whole or in part after the earlier of (i) termination for cause as defined in the employment agreement ("Employment Agreement") between the Corporation and Optionee of event date;
(ii) termination of employment by Optionee for any reason; (iii) three (3) months following the date of the termination of employment of the Optionee by the Corporation, any Subsidiary or Parent for any reason, other than for cause, total disability (as defined in the Employment Agreement) or death of the Optionee while an employee of the Corporation or any Subsidiary or Parent, and
(iv) twelve (12) months following the date of termination of employment of the Optionee with the Corporation, any Subsidiary or Parent, in the event the termination of employment is due to death or to such disability of the Optionee.

                                   SECTION IV
                               VESTING OF OPTION

         The Option hereby granted shall vest only during the Optionee's continuous employment with the Corporation and/or any Parent and/or any Subsidiary, and shall be exercisable only upon and after such vesting and prior to its termination, by Optionee in accordance with the following schedule:

         25% of the Option Shares                  Commencing on the first (1st) anniversary of
                                                   the grant of the Option

         Additional 25% of the                     Commencing on the second (2nd)
         Option Shares                             anniversary of the grant of the Option

         Additional 25% of the                     Commencing on the third (3rd)
         Option Shares                             anniversary of the grant of the Option

         Additional 25% of the Option Shares       Commencing on the fourth (4th)
                                                   anniversary of the grant of the Option

         Notwithstanding the foregoing provisions of this Section IV, in the event of a Change in Control (as hereinafter defined) during the Optionee's employment with the Corporation and/or any Parent and/or any Subsidiary, the Option hereby granted shall vest with respect to all of the Option Shares immediately prior to such Change in Control.





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         The term "Change in Control" shall mean:

                 (i) The acquisition (other than from the Corporation) by any person, entity or "group" within the meaning of Sections 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934 ("34 Act") (excluding, for this purpose, the Corporation, its Parent or its Subsidiaries, or any employee benefit plan of the Corporation, its Parent or its Subsidiaries) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the 34 Act) of more than 50% of either the then outstanding shares of common stock of the Corporation or of the combined voting power of the Corporation's then outstanding voting securities entitled to vote generally in the election of directors; or

                 (ii) Individuals who, as of the date hereof, constitute the board of directors of the Corporation ("Incumbent Board") cease for any reason to constitute at least a majority of the board of directors, provided that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Corporation's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual is a member of the Incumbent Board; or

                 (iii) Approval by the shareholders of the Corporation of a merger, consolidation or other reorganization in each case, with respect to which persons who were the shareholders of the Corporation and optionees immediately prior to such merger, consolidation or other reorganization, immediately thereafter, do not own more than 50% of the combined voting power entitled to vote generally in the election of directors of the merged, consolidated or reorganized corporation's then outstanding voting securities, or of the sale of all or substantially all of the assets of the Corporation; provided, however, in such event the Change in Control will be deemed to have occurred immediately prior to the merger, consolidation or other reorganization.

         The term "Change in Control" shall not include any change in the Board of Directors of the Corporation as provided in subparagraph (ii) above or any change in ownership as provided in subparagraph (iii) above resulting from or arising out of the merger of the Corporation and InfoCure Corporation

                                   SECTION V
                                    TRANSFER

         The Option may not be transferred except by will or the laws of descent and distribution and may be exercised only by Optionee during the lifetime of the Optionee. More particularly, but without limiting the generality of the foregoing, the Option may not be assigned, transferred (except as permitted in Section VI), pledged or hypothecated in any way (whether by operation of law or otherwise). The Option shall not be subject to execution, attachment or similar process.





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Any attempted assignment, transfer, pledge, hypothecation, or other disposition of the Option contrary to the provisions hereof, and the levy of any attachment or similar process on the Option, shall be null and void and without effect.

                                   SECTION VI
                               DEATH OF OPTIONEE

         In the event of Optionee's death, the Option may be exercised by the legal representatives of the estate of Optionee or by the person or persons to whom Optionee's rights under the Option shall have passed by will or by the laws of descent and distribution.

                                  SECTION VII
                           TOTAL OR PARTIAL EXERCISE

         The portion of the Option which has vested and is exercisable may be exercised either at one time as to the total number of such Option Shares or may be exercised from time to time as to any portion thereof prior to the termination of the Option.

                                  SECTION VIII
                  NOTICE OF EXERCISE; ISSUANCE OF CERTIFICATES

         Subject to the terms and conditions of the Option, the vested portions of the Option may be exercised by written notice to the Corporation, at its principal office at American Medcare Corporation, at _________________________________________________, or such other place designated in writing by the Corporation from time to time to the Optionee. Such notice shall state the election to exercise the Option and the number of Option Shares in respect of which it is being exercised, and shall be signed by the person so exercising the Option. Such notice shall be accompanied by a certified or bank cashier's check payable to the order of the Corporation or other consideration approved by the Board of Directors for the full purchase price of the Option Shares in respect of which the Option is being exercised. If permitted in advance by the Board of Directors, the purchase price may be paid in whole or in part by assigning to the Corporation a number of shares of the common stock of the Corporation having a fair market value, determined as of the date the Option is exercised, equal to the amount of the purchase price for the Option Shares being acquired upon the exercise of the Option. In such event, the Board of Directors may, in its sole discretion, require certain representations and other conditions precedent to the acceptance of the shares from the Optionee. The certificate or certificates representing the Option Shares shall be issued and delivered by the Corporation as soon as practicable after receipt of the notice and payment. Such certificate or certificates shall be registered in the name of the person so exercising the Option and, if the Option shall be exercised by Optionee and the Optionee shall so request in the notice exercising the Option, such certificate or certificates shall be registered in the name of Optionee and another person jointly, with right of survivorship, and shall be delivered to or on the written order of the person or persons exercising the Option. In the event the Option is being exercised pursuant to Section VI hereof, by any person or persons other





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than Optionee, the notice shall be accompanied by appropriate proof of the right of such person or persons to exercise the Option.

                                   SECTION IX
                        ISSUANCE AND TRANSFER OF SHARES

         Subject to the provisions of Paragraph VI of the Plan, in the event the issuance or transfer of Option Shares may, in the opinion of counsel to the Corporation, conflict or be inconsistent with any applicable law or regulation of any governmental agency having jurisdiction, the Corporation reserves the right to refuse or to delay the issuance or transfer of such Option Shares.

                                   SECTION X
                    ADJUSTMENT, MODIFICATIONS OR TERMINATION
                             UPON RECAPITALIZATION

         In the event of a merger, consolidation, reorganization, recapitalization, reclassification of stock, stock dividend, split-up, reverse split or other change in the corporate structure or capitalization of the Corporation affecting the Corporation's common stock as presently constituted or the liquidation or dissolution of the Corporation, the Option shall be adjusted, modified or terminated as provided in or pursuant to the provisions of Paragraph V of the Plan.

                                   SECTION XI
                                 GOVERNING LAW

         This option grant shall be governed by the laws of the State of Georgia.

                                        AMERICAN MEDCARE CORPORATION


                                        By:
                                              ---------------------------------
                                              Name:
                                                   ----------------------------
                                              Title:
                                                    ---------------------------

                            OPTIONEE ACKNOWLEDGMENT

         I have read the above Incentive Stock Option Agreement and the American Medcare Corporation 1996 Stock Option Plan ("Plan") and hereby accept the above Option to purchase shares of the common stock of the Corporation in accordance with and subject to the terms and conditions of the Incentive Stock Option Agreement and the Plan with which I am familiar and I agree to be bound thereby. I further understand that (i) any rule, regulation and determination, including interpretation by the Board of Directors or Committee regarding the Plan, the Options granted thereunder and the exercise thereof shall be final, conclusive and binding for all purposes and on all persons including the Corporation and myself; and (ii) the grant of the Option to me shall not affect in any way the Corporation and/or its Subsidiary and/or Parent's right to terminate





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my employment for any reason or constitute an agreement by me to remain in the employ of the Corporation or the Subsidiary or its Parent for any specified term.



                                        OPTIONEE -
                                                  ------------------------------

                                        Acceptance Date: As of the Date of Grant





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